BCB Bancorp, Inc., Announces an Increase in Quarterly Earnings, Quarterly Cash Dividend

BAYONNE, N.J. – November 5, 2010 (BUSINESS WIRE) – BCB Bancorp, Inc., Bayonne, NJ (NASDAQ:BCBP –News) announced an increase in quarterly earnings of $7.75 million or 787.4% to $8.7 million for the three months ended September 30, 2010 from $984,000 for the three months ended September 30, 2009. Basic and diluted earnings per share were $0.94 and $0.93, respectively, for the three months ended September 30, 2010 as compared to $0.21 per share for the three months ended September 30, 2009. The Company further reported net earnings of $10.4 million for the nine months ended September 30, 2010, as compared to $2.98 million for the nine months ended September 30, 2009. Basic and diluted earnings per share were $1.62 and $1.65, respectively for the nine months ended September 30, 2010 an increase from basic and diluted earnings per share of $0.64 for the nine months ended September 30, 2009. The Board of Directors unanimously approved a cash dividend payment of $0.12 per common share for shareholders of record as of November 5, 2010, payable on November 17, 2010.

Unless specified otherwise, the increase in the foregoing sub-categories of the Company’s balance sheet occurred primarily as a result of the completion on July 6, 2010 of the business combination transaction with Pamrapo Bancorp, Inc. Total assets increased by $494.0 million or 78.2% to $1.13 billion at September 30, 2010 from $631.5 million at December 31, 2009. Total cash and cash equivalents increased by $58.0 million or 86.2% to $125.3 million at September 30, 2010 from $67.3 million at December 31, 2009. The increase in cash and cash equivalents reflects management’s decision to increase the Bank’s liquidity position while it determines where the best investment opportunities exist during a period of low interest rates and a weak economy. Investment securities classified as held-to-maturity increased by $27.4 million or 20.7% to $160.0 million at September 30, 2010 from $132.6 million at December 31, 2009. Loans receivable increased by $396.4 million or 98.6% to $798.2 million at September 30, 2010 from $401.9 million at December 31, 2009. Deposit liabilities increased by $443.7 million or 95.7% to $907.4 million at September 30, 2010 from $463.7 million at December 31, 2009. Stockholders’ equity increased by $46.2 million or 89.9% to $97.6 million at September 30, 2010 from $51.4 million at December 31, 2009. The increase in stockholders’ equity is primarily attributable to an increase in additional paid-in capital of $38.1 million, net income for the nine months ended September 30, 2010 of $10.4 million, primarily as a result of the gain on bargain purchase accounting associated with the completion of the business combination transaction with Pamrapo Bancorp, Inc., an increase of $316,000 in common stock associated with the common stock issued related to the business combination transaction with Pamrapo Bancorp, Inc., and a $72,000 increase resulting from the exercise of stock options totaling 13,677 shares, partially offset by the payment of three quarterly cash dividends totaling $2.3 million representing three $0.12 per share payments during the nine months ended September 30, 2010, $358,000 paid to repurchase 43,959 shares of the Company’s common stock and a $10,000 decrease in the market value of our available-for-sale securities portfolio, net of tax.

Net income increased by $7.75 million to of $8.7 million for the three months ended September 30, 2010 from $984,000 for the three months ended September 30, 2009. The increase in net income was due to increases in net interest income and non-interest income and a decrease in income taxes, partially offset by increases in non-interest expense and the provision for loan losses. Net interest income increased by $3.2 million or 64.0% to $8.2 million for the three months ended September 30, 2010 from $5.0 million for the three months ended September 30, 2009. This increase in net interest income resulted primarily from an increase in the average balance of interest earning assets of $493.7 million or 81.4% to $1.1 billion for the three months ended September 30, 2010 from $606.3 million for the three months ended September 30, 2009, partially offset by a decrease in the average yield of interest earning assets to 4.34% for the three months ended September 30, 2010 from 5.75% for the three months ended September 30, 2009. The average balance of interest bearing liabilities increased by $433.5 million or 81.5% to $965.7 million for the three months ended September 30, 2010 from $532.2 million for the three months ended September 30, 2009 and the average cost of interest bearing liabilities decreased by one hundred seventeen basis points to 1.61% for the three months ended September 30, 2010 from 2.78% for the three months ended September 30, 2009. The decrease of one hundred seventeen basis points in the average cost of interest bearing liabilities was more than offset by the decrease of one hundred forty one basis points in the average yield on interest earning assets. As a consequence of the aforementioned, our net interest margin decreased to 2.94% for the three months ended September 30, 2010 from 3.31% for the three months ended September 30, 2009. The increase in the average balance of interest earning assets and the average balance of interest bearing liabilities is primarily due to the completion of the business combination transaction with Pamrapo Bancorp, Inc.

Net income increased by $7.4 million or 246.7% to $10.4 million for the nine months ended September 30, 2010 from $3.0 million for the nine months ended September 30, 2009. The increase in net income was due to increases in net interest income and non-interest income and a decrease in income taxes, partially offset by increases in non-interest expense and the provision for loan losses. Net interest income increased by $3.4 million or 23.8% to $17.7 million for the nine months ended September 30, 2010 from $14.3 million for the nine months ended September 30, 2009. This increase in net interest income resulted primarily from an increase in the average balance of interest earning assets of $196.6 million or 33.2% to $789.2 million for the nine months ended September 30, 2010 from $592.6 million for the nine months ended September 30, 2009, partially offset by a decrease in the average yield on interest earning assets to 4.69% for the nine months ended September 30, 2010 from 5.81% for the nine months ended September 30, 2009. The average balance of interest bearing liabilities increased by $168.6 million or 32.4% to $688.4 million for the nine months ended September 30, 2010 from $519.8 million for the nine months ended September 30, 2009 and the average cost of interest bearing liabilities decreased by one hundred basis points to 1.96% for the nine months ended September 30, 2010 from 2.96% for the nine months ended September 30, 2009. The decrease of one hundred basis points in the average cost of interest bearing liabilities was more than offset by a decrease of one hundred twelve basis points in the average yield on interest earning assets. As a consequence of the aforementioned, our net interest margin decreased to 2.98% for the nine months ended September 30, 2010 from 3.21% for the nine months ended September 30, 2009. The increase in the average balance of interest earning assets and the average balance of interest bearing liabilities is primarily due to the completion of the business combination transaction with Pamrapo Bancorp, Inc.

Total non-interest income increased by $9.4 million to $9.65 million for the three months ended September 30, 2010 from $227,000 for the three months ended September 30, 2009. The increase in non-interest income resulted primarily from the gain on bargain purchase accounting associated with the completion of the business combination transaction with Pamrapo Bancorp, Inc. of $9.26 million for the three months ended September 30, 2010 from no such corresponding entry for the three months ended September 30, 2009. A bargain purchase is defined as a business combination in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Total non-interest income increased by $9.55 million to $10.2 million for the nine months ended September 30, 2010 from a $650,000 for the nine months ended September 30, 2009.

Total non-interest expense increased by $5.4 million or 168.6% to $8.6 million for the three months ended September 30, 2010 from $3.2 million for the three months ended September 30, 2009. Total non-interest expense increased by $6.0 million or 40.0% to $15.0 million for the nine months ended September 30, 2010 from $9.0 million for the nine months ended September 30, 2009. The increase in non-interest expense occurred primarily as a result of the completion of the business combination transaction with Pamrapo Bancorp, Inc.

Donald Mindiak, President & CEO commented, “The business combination transaction with Pamrapo Bancorp, Inc., was successfully completed on July 6, 2010 and several forms of integration which include, but are not necessarily limited to, facility, personnel and technology have been completed. Our results of operations for the three and nine months ended September 30, 2010 were positively impacted by the gain on bargain purchase accounting, and prospectively, we are anticipating extracting multiple efficiencies from the combined company which should further enhance profitability. Additionally, several balance sheet management strategies continue to be explored for possible implementation, which may have the potential to reduce business risk while having a favorable earnings impact. With the expansion of our branch network presently to ten offices, our geographic footprint and business diversity has expanded, which avails us to new markets and opportunities.”

“I am pleased to report that our Board of Directors has unanimously approved the declaration and maintenance of our quarterly cash dividend at $0.12 per share, reinforcing the Board’s confidence in our ability to provide a competitive return on investment to all of our shareholders. We recently announced our fourth 5% stock repurchase plan for our common stock which we view as a capital management opportunity for our Company. We welcome the shareholders of Pamrapo Bancorp Inc., into the BCB Bancorp Inc., family of shareholders and look forward to the opportunity of enacting initiatives that have the potential of enhancing franchise and shareholder value.”

Questions regarding the content of this release should be directed to either Donald Mindiak, President & CEO, or Kenneth Walter, CFO at  201-823-0700.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company’s control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BCB BANCORP INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition at
September 30, 2010 and December 31, 2009
(Unaudited)
(in thousands except for share data )
	At	At
	30-Sep-10	31-Dec-09

ASSETS

Cash and amounts due from depository institutions	$ 9,654	$ 3,587
Interest-earning deposits	115,679	63,760
Total cash and cash equivalents	125,333	67,347

Securities available for sale	1,101	1,346
Securities held to maturity, fair value $161,930 and $133,050
respectively	159,952	132,644
Loans held for sale	3,334	4,275
Loans receivable, net of allowance for loan losses of $7,517 and
$6,644 respectively	798,231	401,872
Premises and equipment	9,796	5,359
Federal Home Loan Bank of New York stock	6,736	5,714
Interest receivable, net	6,229	3,799
Other real estate owned	4,263	1,270
Deferred income taxes	5,864	3,618
Other assets	4,663	4,259
Total assets	$ 1,125,502	$ 631,503

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$ 70,358	$ 37,082
Interest bearing deposits	837,014	426,656
Total deposits	907,372	463,738
Short-term Borrowings	-	-
Long-term Debt	114,124	114,124
Other Liabilities	6,357	2,250
Total Liabilities	1,027,853	580,112

STOCKHOLDERS' EQUITY
Common stock, stated value $0.064; 20,000,000 shares authorized;
10,144,877 and 5,195,658 shares respectively, issued	649	332
Additional paid-in capital	85,132	46,926
Treasury stock, at cost, 581,711 and 537,752 shares,
respectively	(9,077)	(8,719)
Retained Earnings	20,943	12,839
Accumulated other comprehensive income	2	13
Total stockholders' equity	97,649	51,391

Total liabilities and stockholders' equity	$ 1,125,502	$ 631,503

	BCB BANCORP INC. AND SUBSIDIARIES
	Consolidated Statements of Income
	For the three and nine months ended
	September 30, 2010 and 2009
	(Unaudited)
	( in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Interest income:
Loans	$ 10,549	$ 6,870	$ 23,355	$ 20,587
Securities	1,530	1,833	4,362	5,205
Other interest-earning assets	34	11	74	34
Total interest income	12,113	8,714	27,791	25,826

Interest expense:
Deposits:
Demand	311	237	699	640
Savings and club	514	288	1,024	864
Certificates of deposit	1,558	1,918	4,451	6,315
	2,383	2,443	6,174	7,819

Borrowed money	1,505	1,251	3,959	3,729

Total interest expense	3,888	3,694	10,133	11,548

Net interest income	8,225	5,020	17,658	14,278
Provision for loan losses	800	300	1,550	950

Net interest income after provision for loan losses	7,425	4,720	16,108	13,328

Non-interest income:
Fees and service charges	168	166	568	440
Gain on sales of loans originated for sale	22	52	150	180
Gain on sale of real estate owned	-	-	(14)	5
Gain on sale of securities	8	-	8	-
Gain on bargain purchase	9,256		9,256
Other	196	9	213	25
Total non-interest income	9,650	227	10,181	650

Non-interest expense:
Salaries and employee benefits	4,760	1,438	7,530	4,067
Occupancy expense of premises	695	291	1,255	837
Equipment	1,067	537	2,203	1,578
Professional Fees	252	124	445	308
Director Fees	131	120	345	310
Regulatory Assessments	383	175	745	725
Advertising	100	77	238	196
Merger related expenses	334	220	632	295
Other	856	229	1,619	669
Total non-interest expense	8,578	3,211	15,012	8,985

Income before income tax provision	8,497	1,736	11,277	4,993
Income tax provision	(235)	752	905	2,014

Net Income	$ 8,732	$ 984	$ 10,372	$ 2,979

Net Income per common share-basic and diluted
basic	$ 0.94	$ 0.21	$ 1.62	$ 0.64
diluted	$ 0.93	$ 0.21	$ 1.65	$ 0.64

Weighted average number of common shares outstanding-
basic	9,331	4,659	6,407	4,654
diluted	9,374	4,676	6,280	4,677